Exhibit 99.1

NEWS RELEASE

ICF Reports First Quarter 2024 Results

-- Record First Quarter Results Represent a Strong Start to 2024 --

-- Re-affirms Full Year Guidance --

First Quarter Highlights:

•
Revenue Increased 2% to $494 Million, Up 9% Excluding Divestitures
•
Net Income Was $27 Million and GAAP EPS1 Was $1.44, Up 66% Inclusive of Certain Quarter-Specific Benefits
•
Non-GAAP EPS1 Was $1.77, Up 25%
•
EBITDA1Was $56.4 Million, Up 22%; Adjusted EBITDA1 Was $55.2 Million, Up 8%
•
Contract Awards Were $495 Million, Up 21% Year-on-Year for a TTM Book-to-Bill Ratio of 1.23

RESTON, Va.— May 2, 2024-- ICF (NASDAQ: ICFI), a global consulting and technology services provider, reported results for the first quarter ended March 31, 2024.

Commenting on the results, John Wasson, chair and chief executive officer, said, “This was a record first quarter for ICF. Revenues increased 2% year-on-year, however, adjusting for the divestiture of our commercial marketing business lines during 2023, first quarter revenue increased 9% year-over-year. This strong performance was led by robust growth in revenues from commercial energy clients and supported by solid revenue growth from government clients.

“ICF performed exceptionally well in our Energy, Environment, Infrastructure and Disaster Recovery client market, with revenues up 20% year-over-year, representing 45% of ICF’s total first quarter revenues. In this market, we combine our deep domain expertise in energy efficiency, decarbonization, electrification, environmental and climate impacts, and disaster recovery and mitigation to provide comprehensive services and solutions to over 75 utility clients, as well as developers of renewable energy sources, energy companies, and federal, state and local and international government clients.

“The substantial increase in first quarter profitability was attributable to both recurring and quarter-specific factors. Revenue mix together with higher utilization, lower facility costs and our increased scale continued to drive improved margin performance. Additionally, margins benefited from the ramp-up of several recently awarded energy efficiency contracts, which are more profitable during the startup phase.

“This was another strong quarter of contract awards, which increased 21% from the year-ago quarter, maintaining our trailing twelve-month book-to-bill ratio of 1.2. Approximately 70% of our over $2.4 billion in contract awards over the last 12 months represented new business, demonstrating ICF’s excellent positioning in growth areas within both our government and commercial client sets. Our business development pipeline remained at $9.7 billion at the end of the quarter, providing further confidence in our ability to sustain our high single-digit organic growth going forward.”

First Quarter 2024 Results

First quarter 2024 total revenue was $494.4 million, a 2.3% increase from the $483.3 million reported in the first quarter of 2023, and up 8.7% from last year’s first quarter revenues adjusted for the divestiture of our commercial marketing business lines. Subcontractor and other direct costs were 24.4% of total revenues compared to 27.3% in last year’s first quarter. Operating income was $40.9 million, up 30.2% from $31.5 million, and operating margin on total revenue expanded to 8.3% from 6.5%. Net income totaled $27.3 million, and GAAP EPS was $1.44 per share, inclusive of a net benefit of $0.5 million, or $0.02 per share of tax-effected special charges. This compares to net income and GAAP EPS of $16.4 million, and $0.87, respectively, reported in the first quarter of 2023, which included $4.6 million, or $0.18 per share of tax-effected special charges. In the 2024 first quarter, the company’s tax rate was 20.4% compared to 23.5% in the 2023 first quarter.

Non-GAAP EPS increased 24.6% to $1.77 per share, from the $1.42 per share reported in the comparable period in 2023. EBITDA was $56.4 million, 21.6% above the $46.4 million reported for the year-ago period. Adjusted EBITDA increased 8.2% to $55.2 million from $51.0 million for the comparable period in 2023.

Backlog and New Business

Total backlog was $3.6 billion at the end of the first quarter of 2024. Funded backlog was $1.8 billion, or approximately 50% of the total backlog. The total value of contracts awarded in the 2024 first quarter was $495 million, and trailing twelve-month contract awards totaled $2.4 billion for a book-to-bill ratio of 1.23.

Government Revenue First Quarter 2024 Highlights

Revenue from government clients was $376.4 million, up 3.5% year-over-year.

•
U.S. federal government revenue was $274.2 million, an increase of 2.4% compared to the $267.7 million reported in the first quarter of 2023 and was impacted by a year-over-year decrease in subcontractor and other direct costs of approximately $5 million in the quarter. Federal government revenue accounted for 55.5% of total revenue, similar to 55.4% of total revenue in the first quarter of 2023.
•
U.S. state and local government revenue increased 2.2% to $76.9 million, from $75.2 million in the year-ago quarter. State and local government clients represented 15.6% of total revenue, unchanged from the first quarter of 2023.
•
International government revenue was $25.3 million, up 22.2% from the $20.7 million reported in the year-ago quarter. International government revenue represented 5.1% of total revenue, compared to 4.3% in the first quarter of 2023.

Key Government Contracts Awarded in the First Quarter 2024

Notable government contract awards won in the first quarter of 2024 included:

Health and Social Programs

•
A single-award indefinite delivery, indefinite quantity recompete contract with a ceiling of $75.0 million with the U.S. Environmental Protection Agency’s Office of Research and Development to provide human health and environmental risk assessments.
•
A subcontract modification with a value of $6.6 million to continue to provide medical modeling simulation and training support to a branch of the U.S. Armed Forces.

IT Modernization

•
One new task order and one task order modification with a combined value of $17.0 million with a U.S. federal agency to continue to provide digital modernization services.
•
A new subcontract with a value of $8.1 million to provide enhancement, operations and maintenance services to further increase healthcare data sharing for the U.S. Centers for Medicare and Medicaid Services (CMS).
•
Multiple contract modifications and one new contract with a combined value of $21.7 million with CMS to continue to provide digital modernization services.

Disaster Management and Mitigation

•
A contract modification with a value of $8.9 million with a Southern U.S. state to continue to provide Federal Emergency Management Agency Public Assistance grants management services.

Climate, Energy and Environment

•
A recompete master framework contract with a ceiling of more than $20 million with a directorate general of the European Commission to provide consulting services related to climate policy.

Commercial Revenue First Quarter 2024 Highlights

Commercial revenue was $118.1 million, compared to $119.6 million reported in the first quarter of 2023; up 29.3% compared to revenues of $91.3 million excluding divestitures in 2023.

•
Energy markets revenue, which includes energy efficiency programs, increased 32.3% and represented 87.3% of commercial revenue.

Key Commercial Contracts Awarded in the First Quarter of 2024

Notable commercial awards won in the first quarter of 2024 included:

Energy Markets

•
A new contract with a Western U.S. utility to implement a first-of-its kind statewide wildfire and natural disaster resiliency rebuild program.
•
One recompete contract and one new contract with a Mid-Atlantic U.S. utility to provide energy efficiency program implementation services for its new and existing residential and commercial and industrial (C&I) programs.
•
One recompete contract and one new contract with a Mid-Atlantic U.S. utility to provide energy efficiency program implementation services for its new and existing residential and C&I programs.
•
A new subcontract to support the implementation of a beneficial electrification plan for a Midwestern U.S. utility.
•
A contract modification with a Mid-Atlantic U.S. utility to continue to provide energy efficiency program marketing services.
•
A subcontract extension to continue to support a residential building envelope program for a Midwestern U.S. utility.
•
A recompete contract with a Mid-Atlantic U.S. utility to continue to support its portfolio of existing energy efficiency programs.

Other Commercial

•
A new contract with a value of $13.0 million with a U.S. commercial client to implement an inspections solution to modernize its inspection process and establish an enterprise data solution to enable data insights and improve data management.

Dividend Declaration

On May 2, 2024, ICF declared a quarterly cash dividend of $0.14 per share, payable on July 12, 2024, to shareholders of record on June 7, 2024.

Summary and Outlook

“ICF’s robust first quarter performance supports our full year guidance and sets the stage for another year of substantial growth in 2024. Our energy efficiency and utility consulting, together with ICF’s climate and infrastructure services continue to benefit from strong demand from commercial and government clients; our disaster management work is moving forward with new contract wins; and our key areas of focus in the federal government arena, namely public health and IT modernization/digital transformation provide us with significant long-term growth opportunities.

“Based on our strong backlog and current visibility, we are pleased to reaffirm our guidance for 2024. We expect 2024 organic revenues from continuing operations to range from $2.03 billion to $2.10 billion, representing year-on-year growth of 5.2% at the midpoint when compared to reported 2023 and 8.5% growth at the midpoint on continuing operations. EBITDA is expected to range from $220 million to $230 million, reflecting year-on-year growth of 14.2% at the midpoint. Our guidance range for GAAP EPS is $5.25 to $5.55, excluding special charges, and for Non-GAAP EPS is $6.60 to $6.90. Assuming similar margins to the rest of the business, the company’s commercial marketing business lines are estimated to have contributed $0.20 of Non-GAAP EPS in 2023, which will not recur in 2024. We expect full year 2024 operating cash flow of approximately $155 million.

“We are proud that our work involves helping clients address many of the most challenging issues of the day. Our ability to attract and retain professionals who are committed to excellent execution and making a positive impact on society has been and remains critical to our success,” Mr. Wasson concluded.

1 Non-GAAP EPS, EBITDA, and Adjusted EBITDA are non-GAAP measurements. A reconciliation of all non-GAAP measurements to the most applicable GAAP number is set forth below. GAAP EPS refers to U.S. GAAP Diluted EPS. Non-GAAP EPS refers to Non-GAAP Diluted EPS. Special charges are items that were included within our consolidated statements of comprehensive income but are not indicative of ongoing performance and have been presented net of applicable U.S. GAAP taxes. The presentation of non-GAAP measurements may not be comparable to other similarly titled measures used by other companies.

About ICF

ICF is a global consulting and technology services company with approximately 9,000 employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

Note on Forward-Looking Non-GAAP Measures

The company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to the variability and difficulty in making accurate forecasts and projections and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures (such as the effect of share-based compensation or the impact of future extraordinary or non-recurring events like acquisitions) is available to the company without unreasonable effort. For the same reasons, the company is unable to estimate the probable significance of the unavailable information. The company provides forward-looking non-GAAP financial measures that it believes will be achievable, but it cannot accurately predict all of the components of the adjusted calculations, and the U.S. GAAP financial measures may be materially different than the non-GAAP financial measures.

Investor Contacts:

Lynn Morgen, ADVISIRY PARTNERS, lynn.morgen@advisiry.com +1.212.750.5800

David Gold, ADVISIRY PARTNERS, david.gold@advisiry.com +1.212.750.5800

Company Information Contact:

Lauren Dyke, ICF, lauren.dyke@ICF.com+1.571.373.5577

ICF International, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2024	2023
Revenue	$494,436	$483,282
Direct costs	310,533	312,565
Operating costs and expenses:
Indirect and selling expenses	129,094	123,733
Depreciation and amortization	5,574	6,309
Amortization of intangible assets	8,291	9,224
Total operating costs and expenses	142,959	139,266
Operating income	40,944	31,451
Interest, net	(8,238)	(9,457)
Other income (expense)	1,630	(558)
Income before income taxes	34,336	21,436
Provision for income taxes	7,019	5,038
Net income	$27,317	$16,398

Earnings per Share:
Basic	$1.46	$0.87
Diluted	$1.44	$0.87

Weighted-average common shares outstanding:
Basic	18,757	18,779
Diluted	18,946	18,949

Cash dividends declared per common share	$0.14	$0.14

Other comprehensive income (loss), net of tax	684	(1,334)
Comprehensive income, net of tax	$28,001	$15,064

ICF International, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures(2)

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2024	2023
Reconciliation of Revenue, Adjusted for Impact of Exited Business
Revenue	$494,436	$483,282
Less: Revenue from exited business (3)	—	(28,317)
Total Revenue, Adjusted for Impact of Exited Business	$494,436	$454,965

Reconciliation of EBITDA and Adjusted EBITDA (4)
Net income	$27,317	$16,398
Interest, net	8,238	9,457
Provision for income taxes	7,019	5,038
Depreciation and amortization	13,865	15,533
EBITDA	56,439	46,426
Impairment of long-lived assets (5)	—	894
Acquisition and divestiture-related expenses (6)	66	803
Severance and other costs related to staff realignment (7)	365	2,495
Charges for facility consolidations and office closures (8)	—	359
Pre-tax gain from divestiture of a business (9)	(1,715)	—
Total Adjustments	(1,284)	4,551
Adjusted EBITDA	$55,155	$50,977

Net Income Margin Percent on Revenue (10)	5.5%	3.4%
EBITDA Margin Percent on Revenue (11)	11.4%	9.6%
Adjusted EBITDA Margin Percent on Revenue (11)	11.2%	10.5%

Reconciliation of Non-GAAP Diluted EPS (4)
U.S. GAAP Diluted EPS	$1.44	$0.87
Impairment of long-lived assets	—	0.04
Acquisition and divestiture-related expenses	—	0.04
Severance and other costs related to staff realignment	0.02	0.13
Expenses related to facility consolidations and office closures (12)	0.04	0.02
Pre-tax gain from divestiture of a business	(0.09)	—
Amortization of intangibles	0.44	0.49
Income tax effects of the adjustments (13)	(0.08)	(0.17)
Non-GAAP Diluted EPS	$1.77	$1.42

(2) These tables provide reconciliations of non-GAAP financial measures to the most applicable GAAP numbers. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Other companies may define similarly titled non-GAAP measures differently and, accordingly, care should be exercised in understanding how we define these measures.

(3) Revenue from the exited U.K. commercial marketing business (June 30, 2023), U.S. commercial marketing business (September 11, 2023), and Canadian mobile text aggregation business (November 1, 2023).

(4) Reconciliations of EBITDA, Adjusted EBITDA, and Non-GAAP Diluted EPS were calculated using numbers as reported in U.S. GAAP.

(5) Represents impairment of an intangible asset associated with the exit of our commercial marketing business in the United Kingdom in 2023.

(6) These are primarily third-party costs related to acquisitions and potential acquisitions, integration of acquisitions, and separation of discontinued businesses or divestitures.

(7) These costs are mainly due to involuntary employee termination benefits for our officers, and employees who have been notified that they will be terminated as part of a business reorganization or exit.

(8) These are exit costs associated with terminated leases or full office closures that we either (i) will continue to pay until the contractual obligations are satisfied but with no economic benefit to us, or (ii) paid upon termination and ceasing to use the leased facilities.

(9) Pre-tax gain resulting from the release of an escrow related to the 2023 divestiture of our U.S. commercial marketing business.

(10) Net Income Margin Percent on Revenue was calculated by dividing net income by revenue.

(11) EBITDA Margin Percent and Adjusted EBITDA Margin Percent on Revenue were calculated by dividing the non-GAAP measure by the corresponding revenue.

(12) These are exit costs related to actual office closures (previously included in Adjusted EBITDA) and accelerated depreciation related to fixed assets for planned office closures.

(13) Income tax effects were calculated using the effective tax rate, adjusted for discrete items, if any, of 20.4% and 23.5% for the three months ended March 31, 2024 and 2023, respectively.

ICF International, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$3,683	$6,361
Restricted cash	916	3,088
Contract receivables, net	202,246	205,484
Contract assets	230,412	201,832
Prepaid expenses and other assets	28,401	28,055
Income tax receivable	—	2,337
Total Current Assets	465,658	447,157
Property and Equipment, net	74,296	75,948
Other Assets:
Goodwill	1,219,031	1,219,476
Other intangible assets, net	86,613	94,904
Operating lease - right-of-use assets	128,356	132,807
Other assets	43,740	41,480
Total Assets	$2,017,694	$2,011,772

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$26,000	$26,000
Accounts payable	119,285	134,503
Contract liabilities	22,099	21,997
Operating lease liabilities	20,889	20,409
Finance lease liabilities	2,545	2,522
Accrued salaries and benefits	70,176	88,021
Accrued subcontractors and other direct costs	48,707	45,645
Accrued expenses and other current liabilities	82,966	79,129
Total Current Liabilities	392,667	418,226
Long-term Liabilities:
Long-term debt	448,748	404,407
Operating lease liabilities - non-current	170,575	175,460
Finance lease liabilities - non-current	13,227	13,874
Deferred income taxes	21,975	26,175
Other long-term liabilities	54,353	56,045
Total Liabilities	1,101,545	1,094,187

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $.001; 70,000,000 shares authorized; 24,110,071 and 23,982,132 shares issued at March 31, 2024 and December 31, 2023, respectively; 18,754,762 and 18,845,521 shares outstanding at March 31, 2024 and December 31, 2023, respectively	24	24
Additional paid-in capital	425,160	421,502
Retained earnings	799,796	775,099
Treasury stock, 5,355,309 and 5,136,611 shares at March 31, 2024 and December 31, 2023 respectively	(297,630)	(267,155)
Accumulated other comprehensive loss	(11,201)	(11,885)
Total Stockholders’ Equity	916,149	917,585
Total Liabilities and Stockholders’ Equity	$2,017,694	$2,011,772

ICF International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities
Net income	$27,317	$16,398
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	1,347	567
Deferred income taxes and unrecognized income tax benefits	(4,786)	2,187
Non-cash equity compensation	3,551	3,750
Depreciation and amortization	13,865	15,533
Gain on divestiture of a business	(1,715)	—
Other operating adjustments, net	46	393
Changes in operating assets and liabilities, net of the effects of acquisitions:
Net contract assets and liabilities	(29,024)	(18,716)
Contract receivables	1,604	10,929
Prepaid expenses and other assets	(192)	15,353
Operating lease assets and liabilities, net	523	1,016
Accounts payable	(15,119)	(26,083)
Accrued salaries and benefits	(17,775)	(24,678)
Accrued subcontractors and other direct costs	3,303	(2,613)
Accrued expenses and other current liabilities	(3,988)	(14,688)
Income tax receivable and payable	11,375	3,192
Other liabilities	(333)	629
Net Cash Used in by Operating Activities	(10,001)	(16,831)

Cash Flows from Investing Activities
Payments for purchase of property and equipment and capitalized software	(5,226)	(6,441)
Payments for business acquisitions, net of cash acquired	—	(459)
Proceeds from divestiture of a business	1,715	—
Net Cash Used in Investing Activities	(3,511)	(6,900)

Cash Flows from Financing Activities
Advances from working capital facilities	355,877	334,995
Payments on working capital facilities	(311,813)	(293,640)
Proceeds from other short-term borrowings	24,356	2,483
Repayments of other short-term borrowings	(23,950)	—
Receipt of restricted contract funds	1,261	2,916
Payment of restricted contract funds	(3,391)	(1,131)
Dividends paid	(2,636)	(2,641)
Net payments for stockholder issuances and buybacks	(30,355)	(22,815)
Other financing, net	(516)	(479)
Net Cash Provided by Financing Activities	8,833	19,688
Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(171)	11

Decrease in Cash, Cash Equivalents, and Restricted Cash	(4,850)	(4,032)
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	9,449	12,968
Cash, Cash Equivalents, and Restricted Cash, End of Period	$4,599	$8,936

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$7,740	$5,924
Income taxes	$1,133	$914

ICF International, Inc. and Subsidiaries

Supplemental Schedule (14)

Revenue by client markets	Three Months Ended
	March 31,
	2024	2023
Energy, environment, infrastructure, and disaster recovery	45%	39%
Health and social programs	39%	42%
Security and other civilian & commercial	16%	19%
Total	100%	100%

Revenue by client type	Three Months Ended
	March 31,
	2024	2023
U.S. federal government	55%	55%
U.S. state and local government	16%	16%
International government	5%	4%
Government	76%	75%
Commercial	24%	25%
Total	100%	100%

Revenue by contract mix	Three Months Ended
	March 31,
	2024	2023
Time-and-materials	42%	42%
Fixed-price	45%	45%
Cost-based	13%	13%
Total	100%	100%

(14) As is shown in the supplemental schedule, we track revenue by key metrics that provide useful information about the nature of our operations. Client markets provide insight into the breadth of our expertise. Client type is an indicator of the diversity of our client base. Revenue by contract mix provides insight in terms of the degree of performance risk that we have assumed.